EX-28.a.4

DIMENSIONAL INVESTMENT GROUP INC.

ARTICLES SUPPLEMENTARY TO THE CHARTER

DIMENSIONAL INVESTMENT GROUP INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the “Corporation”) and registered under the Investment Company Act of 1940, as amended, as an open-end management investment company, hereby certifies, in accordance with the requirements of Section 2-208 and/or 2-208.1 of the Maryland General Corporation Law (the “MGCL”), to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation has authority to issue Fifteen Billion (15,000,000,000) shares of capital stock, with a par value of One Cent ($0.01) per share, for an aggregate par value of One Hundred Fifty Million Dollars ($150,000,000). Currently, the Corporation’s authorized shares have been designated and classified into the following fifteen Series:

Series Designation	Number of Shares

The DFA International Value Portfolio Shares	1,700,000,000

U.S. Large Cap Value Portfolio II Shares	300,000,000

DFA International Value Portfolio II Shares	300,000,000

DFA International Value Portfolio III Shares	500,000,000

U.S. Large Cap Value Portfolio III Shares	700,000,000

LWAS/DFA U.S. High Book to Market Portfolio Shares	300,000,000

LWAS/DFA Two-Year Fixed Income Portfolio Shares	300,000,000

LWAS/DFA Two-Year Government Portfolio Shares	300,000,000

DFA International Value Portfolio IV Shares	300,000,000

Emerging Markets Portfolio II Shares	300,000,000

Tax-Managed U.S. Marketwide Value Portfolio II Shares	500,000,000

Series Designation	Number of Shares

U.S. Large Company Institutional Index Portfolio Shares	500,000,000

Global Equity Portfolio Shares	1,300,000,000

Global 60/40 Portfolio Shares	900,000,000

Global 25/75 Portfolio Shares	700,000,000

In addition, 6,100,000,000 shares of capital stock of the Corporation remain unallocated and undesignated.

The shares of capital stock of the Corporation with a par value of One Cent ($0.01) per share allocated to the following Series:

The DFA International Value Portfolio Shares;

Global Equity Portfolio Shares;

Global 60/40 Portfolio Shares; and

Global 25/75 Portfolio Shares;

have been further subdivided into the following Classes:

Classes	Number of Shares

The DFA International Value Portfolio Shares – Class R1	100,000,000

The DFA International Value Portfolio Shares – Class R2	100,000,000

The DFA International Value Portfolio Shares – Institutional Class	1,500,000,000

Global Equity Portfolio Shares – Class R1	100,000,000

Global Equity Portfolio Shares – Class R2	500,000,000

Global Equity Portfolio Shares – Institutional Class	700,000,000

Global 60/40 Portfolio Shares – Class R1	100,000,000

Global 60/40 Portfolio Shares – Class R2	300,000,000

Global 60/40 Portfolio Shares – Institutional Class	500,000,000

Global 25/75 Portfolio Shares – Class R1	100,000,000

Classes	Number of Shares

Global 25/75 Portfolio Shares – Class R2	300,000,000

Global 25/75 Portfolio Shares – Institutional Class	300,000,000

SECOND:    The Board of Directors of the Corporation has adopted a resolution classifying and allocating Four Hundred Million (400,000,000) shares of the unissued and unallocated capital stock (par value of One Cent ($0.01) per share) of the Corporation to the Series designated as the “U.S. Large Company Institutional Index Portfolio Shares.”

THIRD:    The shares of capital stock designated, allocated, and classified pursuant to these Articles Supplementary shall have such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in the Charter of the Corporation.

FOURTH:    The shares aforesaid have been duly classified by the Board of Directors pursuant to authority contained in the Charter of the Corporation and, to the extent applicable, in accordance with Sections 2-105(c), 2-208 and/or 2-208.1 of the MGCL.

FIFTH:    These Articles Supplementary shall become effective upon filing.

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IN WITNESS WHEREOF, Dimensional Investment Group Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 6th day of May, 2010; and its Vice President acknowledges that these Articles Supplementary are the act of Dimensional Investment Group Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:		DIMENSIONAL INVESTMENT GROUP INC.

By:	/s/ Valerie A. Brown	By:	/s/ Catherine L. Newell
	Valerie A. Brown, Assistant Secretary		Catherine L. Newell, Vice President and Secretary

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